UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 4, 2006
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 _Amendment of a Material Definitive Agreement

On September 29, 2006, Neurogen Corporation and Merck Sharp & Dohme Limited (“Merck”), a subsidiary of Merck & Co., Inc., agreed to extend the research program component of their VR1 collaboration for one year to December 29, 2007 and to amend the Research Collaboration and License Agreement. The objective of the research program is to produce drug candidates for potential clinical development. This extension is subject to the parties’ agreement on a joint research plan for the extension period. Neurogen expects the companies will conclude the research program once a sufficient number of candidates have been advanced. Under the amended collaboration agreement, Merck has the option to end the research program component of the collaboration by providing 90 days advance written notice to Neurogen. No other changes were made to the terms of the original agreement. The Term Extension and Second Amendment to Research Collaboration and License Agreement is attached as an exhibit.

Neurogen’s exclusive worldwide alliance with Merck to research, develop and commercialize next-generation drugs for the treatment of pain and other disorders commenced in January 2004. The partnership enabled Merck and Neurogen to pool drug candidates targeting the type 1 vanilloid receptor (VR1), a key integrator of pain signals in the nervous system, and combine their pre-existing VR1 programs to form a global research and development collaboration. Merck paid a $15 million license fee and purchased $15 million in Neurogen common stock when the collaboration was consummated. Merck also provides ongoing research funding and license maintenance payments and Neurogen is eligible to receive milestone payments and royalties upon the successful development and commercialization of drug candidates. Merck assumed responsibility for development and commercialization of all collaboration drug candidates.

Item 9.01 Exhibits

(d) Exhibits

10.1	Amendment of a Material Definitive Agreement

 SAFE HARBOR STATEMENT

Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the inherent uncertainty of product development in the pharmaceutical industry, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2005, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: October 4, 2006	Title: Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of a Material Definitive Agreement